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Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-138812) of Hertz Global Holdings, Inc. of our report dated February 29, 2008, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Florham Park, New Jersey February 29, 2008

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-138812) of Hertz Global Holdings, Inc. of our report dated April 4, 2006, except for the effects of the restatement described in Note 1A (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2005, as to which the date is July 14, 2006, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Florham Park, New Jersey February 29, 2008

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  Exhibit 23.1
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM